Exhibit 10.2
SUBLEASE AGREEMENT
This Sublease Agreement (“Sublease”) is dated as of September 10, 2021 (the “Effective Date”), for reference purposes only, by and between SONIM TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), having an address of 6500 River Place Blvd., Building 7, Suite 250 Austin, TX 78730 U.S.A., and RESONANT, INC., a Delaware corporation (“Subtenant”), having an address of 10900 Stonelake Blvd., Building 2, Suite 100, Office 02-130, Austin, TX 78759 . This Sublease shall be effective as of the date set forth in Section 2 below.
RECITALS
A.    Sublandlord currently leases those certain premises commonly known as 1875 S. Grant Street, San Mateo, CA 94402 (“Building”), consisting of approximately 8,416 rentable square feet located on seventh floor of the Building and commonly known as Suites 750 and 770 (“Master Premises”), from BCSP Crossroads Property LLC, a Delaware limited liability company (“Master Landlord”), pursuant to the terms and conditions of that certain Lease Agreement dated May 25, 2006, as amended by that certain First Amendment of Lease dated June 11, 2007, Second Amendment of Lease dated May 8, 2008, Third Amendment of Lease dated July 24, 2009, Fourth Amendment of Lease dated July 23, 2010, Fifth Amendment of Lease dated August 8, 2011, Sixth Amendment of Lease dated March 26, 2012 (“Sixth Amendment”), Seventh Amendment of Lease dated July 11, 2012, Eighth Amendment to Lease dated August 8, 2013, Ninth Amendment of Lease dated February 5, 2014, Tenth Amendment of Lease dated January 26, 2016, Eleventh Amendment to Office Lease dated April 26, 2017 (“Eleventh Amendment”), and Twelfth Amendment to Lease Agreement (“Twelfth Amendment”) dated June 27, 2018 (collectively, the “Master Lease”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used but not defined herein shall have the meanings set forth in the Master Lease.
B.    Sublandlord desires to sublease to Subtenant a portion of the Master Premises and Subtenant desires to sublease from Sublandlord a portion of the Master Premises, pursuant to the terms and conditions of this Sublease, the portion of the Master Premises (the “Subleased Premises”) indicated in Exhibit B.
AGREEMENT
Now, Therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1.Subleased Premises and Common Areas. Sublandlord hereby subleases to Subtenant the Subleased Premises, and Subtenant hereby subleases the Subleased Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Subtenant acknowledges that the Subleased Premises are in good condition and without need of repair, having made all investigations and tests it has deemed necessary or desirable in order to establish its own complete satisfaction with the condition of the Subleased Premises. Subtenant shall accept the Subleased Premises in their condition existing as of the Effective Date, subject to all applicable zoning, municipal, county and state laws, ordinances, regulations governing the use of the Subleased Premises and any covenants or restrictions of record. Subtenant shall accept the Subleased Premises in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding the Subleased Premises. Subject to the terms of the Master Lease, Subtenant shall have access to the Subleased Premises on a twenty-four (24) hours a day, seven (7) days a week, three hundred sixty five (365) days a year basis.
2.Effective Date; Master Landlord’s Consent Required. This Sublease shall not become effective or binding upon Sublandlord until the date an executed copy of Master Landlord’s written consent to this Sublease (“Consent”) is executed and delivered to Sublandlord and Subtenant. Sublandlord hereby disclaims any representation or warranty, whether express or implied, to Subtenant that Sublandlord will obtain the Consent, but Sublandlord shall use good faith efforts to request the same in accordance with the provisions of the Master Lease and Subtenant shall reasonably cooperate with Sublandlord in its efforts to obtain the same (including, without limitation, providing a list of Hazardous Materials as required under Section 43.F of the Master Lease as promptly as possible). Subtenant agrees promptly to provide any reasonable financial or other information requested by Master Landlord pursuant to the Master Lease. Each party agrees promptly to execute and deliver the Consent in a form acceptable to Master Landlord, Sublandlord and Subtenant. If the Consent is not received within sixty (60) days of the full execution and delivery hereof, either party by notice to the other given prior to the receipt of the Consent, may terminate this Sublease, in which case Sublandlord shall promptly return to Subtenant all sums theretofore paid by Subtenant hereunder. Subtenant waives any claim against Master Landlord arising out of any failure or refusal by Master Landlord to grant consent to this Sublease.
3.Term. The term of this Sublease (the “Initial Term”) shall commence on the later of (a) January 17, 2022, and (b) Sublandlord’s receipt of the fully executed Consent (the “Commencement Date”) and shall expire on January 31, 2023 (the “Expiration Date”), unless earlier terminated or extended pursuant to the terms of this Sublease. Subtenant has the right to request an extension of the Initial Term for an additional 12 months (the “Extension Term”) during which time Subtenant’s Rent shall be increased as set forth in Section 5.1 below. Subtenant shall provide notice of its election of such Extension Period at least 180 days prior to the Expiration Date. The Initial Term and Extension Term are collectively referred to herein as the “Term”.
4.Reserved.
5.Rent. Sublandlord shall be responsible for the timely payment of Rent under the Master Lease during the Term. Subtenant shall pay to Sublandlord the following as Sublease rent hereunder:
5.1Sublease Term Rent; Rent Commencement Date. Beginning on the later of the Commencement Date and February 1, 2022, and continuing during the Term of this Sublease, Subtenant shall pay to Sublandlord, as sublease rent (“Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Term from Commencement Date through the Expiration Date, the following amounts (with no Rent due for the period from the Commencement Date through January 31, 2022):

Period	Monthly Rent
February 1, 2022 – January 31, 2023	$12,500
February 1, 2023 – January 31, 2024	$13,250
5.2Taxes. Subtenant shall pay all taxes applicable to Subtenant’s personal property or any other taxes that are otherwise Sublandlord’s responsibility, as tenant, under the Master Lease.
5.3Late Charges. Notwithstanding any other provision of this Sublease Agreement, if Subtenant is in default in the payment of Rent, Subtenant agrees to pay Sublandlord, in addition to the delinquent rental due, a late fee charge for each rental payment in default ten (10) days. Said late charge shall equal five percent (5%) of each rental payment so in default.
5.4Sublease Rent. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease (including, without limitation, Rent and Late Charges) are deemed to be rent (“Sublease Rent”). Sublease Rent shall be payable, without any deduction, offset, prior notice or demand (except as otherwise expressly provided herein), in lawful money of the United States to Sublandlord by ACH or wire transfer to an account that Sublandlord may designate in writing. Rent payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month.
6.Reserved.
7.Furniture, Fixtures and Equipment. Subtenant shall have the right to use, during the Term, all cubicle stations, office and conference room furniture and chairs, data wiring, televisions (within the conference room only), monitors, phone systems and kitchen appliances existing within the Subleased Premises as of the Effective Date (the “FF&E”) at no additional cost to Subtenant. For the sake of clarity, FF&E does not include internet service. The FF&E is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. If Subtenant elects upon its execution of this Sublease not to use some or all of the FF&E, Sublandlord, at its sole cost, shall promptly remove such FF&E from the Subleased Premises. Subtenant shall permit Sublandlord access to remove any such FF&E during the Term upon at least twenty-four (24) hours prior written notice and during normal business hours. From and after the Commencement Date, Subtenant shall be solely responsible, at Subtenant’s sole cost and expense, for maintenance, repair, operation, and replacement, from time to time, of the FF&E. Subtenant shall leave all FF&E in the Subleased Premises upon the expiration of the Term or the earlier termination of this Lease in substantially the same condition as received, excepting normal wear and tear.
8.Master Lease.

8.1Sublease Subordinate to Select Provisions of Master Lease; Covenants of Subtenant and Sublandlord. Except as otherwise provided in this Sublease, this Sublease is in all respects subject and subordinate to the following terms and provisions contained in the Master Lease, which terms and provisions are incorporated as provided below and made a part hereof as if set forth at length; provided, however, that: (a) each reference to “Lease” shall be deemed a reference to this Sublease, and each reference to the “Premises” or “New Premises” shall be deemed a reference to the Subleased Premises hereunder; (b) each reference to the “Term”, “Commencement Date”, or “Expiration Date” shall be deemed reference to the Term of this Sublease or the Commencement Date or Expiration Date hereunder, as applicable; (c) each reference to “Landlord” shall be deemed a reference to Master Landlord and Sublandlord, except as expressly set forth herein or as context may require; (d) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, cure any defaults; (e) each reference to “Tenant” shall be deemed a reference to Subtenant, except as expressly set forth herein; (f) with respect to any approval or consent required to be obtained from Master Landlord under the Master Lease, such approval or consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord’s approval or consent is not obtained; (g) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (h) Subtenant shall pay all consent and review fees set forth in the Master Lease to both Master Landlord and Sublandlord; (i) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”; and (j) except as expressly provided herein, none of the Amendments shall apply to Subtenant herein, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord:
(a)Use; Compliance. Sections 1 and 17 of the Master Lease are incorporated herein by reference. Master Landlord and Sublandlord agree, that Subtenant has no responsibility to perform any ADA compliance as of the date hereof and shall not have any responsibility therefore unless attributable to the particular use of the Premises by Subtenant.
(b)Rules and Regulations. Section 5 of the Master Lease and the Rules and Regulations attached to the Master Lease (as may be updated from time to time by Master Landlord) is incorporated herein by reference.
(c)Parking. Section 6 of the Master Lease is incorporated herein by reference as amended by the Sixth Amendment, and Subtenant shall reimburse Sublandlord for any costs or expenses incurred by Sublandlord relating to parking during the Term. Subtenant shall have all rights of Sublandlord to use of parking under the Master Lease. Subtenant’s use of parking is subject at all times to Master Landlord’s requirements relating to same.
(d)Reserved.
(e)Reserved.

(f)Acceptance and Surrender of Premises. Section 8 of the Master Lease is incorporated herein by reference as amended by Section 4.2 of the Twelfth Amendment, except for the phrase “the Tenant Work Letter and” in such Section 4.2. Subtenant shall have no responsibility for Sublandlord’s alterations or additions, including any obligation to restore the Premises at the end of the Term with respect to any such alterations or additions.
(g)Alterations; Liens. Sections 9 and 18 of the Master Lease are incorporated herein by reference.
(h)Reserved. Section 11 of the Master Lease is incorporated herein by reference.
(i)Subtenant’s Insurance. Sections 13 and 14 of the Master Lease are incorporated herein by reference and Subtenant shall obtain the insurance coverages required, with the additional requirement that all applicable policies of insurance also name Sublandlord as an additional insured thereunder.
(j)Property Insurance. Section 15 of the Master Lease, as amended by Section 7 of the Eleventh Amendment, is incorporated herein by reference and Subtenant shall obtain the insurance coverages required, with the additional requirement that all applicable policies of insurance also name Sublandlord as an additional insured thereunder, except that references to “Landlord” therein shall mean Master Landlord only.
(k)Indemnification. Section 16 of the Master Lease is incorporated herein by reference.
(l)Assignment and Subletting. Section 19 of the Master Lease is incorporated herein by reference. Subtenant shall not assign or sublet the Subleased Premises without the prior written consent of (i) Master Landlord, which may be granted or withheld as set forth in Section 19 of the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld. All fees and expenses payable to Master Landlord or Sublandlord in connection with any such transfer shall be paid by Subtenant in each instance.
(m)Subordination and Mortgages. Section 20 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall mean Master Landlord only.
(n)Entry to Subleased Premises. Section 21 of the Master Lease is incorporated herein by reference.
(o)Bankruptcy and Default; Abandonment. Sections 22 and 23 of the Master Lease, as amended by Section 8 of the Eleventh Amendment, are incorporated herein by reference.
(p)Destruction. Section 24 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master

Landlord only. Subtenant shall have rights to rental abatements or to terminate this Sublease only under the same circumstances and to the extent that Sublandlord, as “Tenant” under the Master Lease, is entitled to such rights under the Master Lease, and may cause Sublandlord to exercise such right at the same times and in the same manner as Sublandlord may do so under such section.
(q)Condemnation. Section 25 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only. Subtenant shall have rights to rental abatements or to terminate this Sublease only under the same circumstances and to the extent that Sublandlord, as “Tenant” under the Master Lease, is entitled to such rights under the Master Lease, and may cause Sublandlord to exercise such right at the same times and in the same manner as Sublandlord may do so under such section.
(r)Sale or Conveyance by Master Landlord; Attornment. Sections 26 and 27 of the Master Lease are incorporated herein by reference, except that references to “Landlord” therein shall mean Master Landlord only.
(s)Holding Over. Any holding over by Subtenant after expiration or other termination of the Term of this Sublease, the same shall not constitute a renewal or extension of this Sublease or give Subtenant any rights in or to the Subleased Premises except as expressly provided in this Sublease. In the event that Subtenant does not surrender the Subleased Premises by the expiration or earlier termination of the Term of this Sublease, Subtenant shall indemnify, defend, protect and hold harmless Sublandlord from and against all loss and liability resulting from Subtenant’s delay in surrendering the Subleased Premises and pay Sublandlord holdover rent in an amount equal to one hundred fifty percent (150%) of the monthly Rent payable during the last month of the Term of the Sublease immediately prior to such holding over.
(t)Estoppel and Financial Statements. Sections 29 and 42 of the Master Lease are incorporated herein by reference.
(u)Construction Changes. Section 30 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall mean Master Landlord only.
(v)Right of Landlords to Perform. Section 31 of the Master Lease is incorporated herein by reference.
(w)Attorney’s Fees. Section 32 of the Master Lease is incorporated herein by reference.
(x)Default by Sublandlord. Section 36 of the Master Lease is incorporated herein by reference, except that all references to “day” or “days” shall be deemed a reference to business days.

(y)Signs. Section 41 of the Master Lease is incorporated herein by reference, except that all signage shall be installed at Subtenant’s sole cost (unless Master Landlord agrees otherwise), and Subtenant shall be responsible to remove all signage at Subtenant’s sole cost at the expiration or earlier termination of the Term.
(z)Hazardous Materials. Section 43 of the Master Lease is incorporated herein by reference. Sublandlord represents and warrants to Subtenant that there are no Hazardous Materials on the Subleased Premises on the date hereof in violation of the Master Lease.
(aa)Substitution of Other Premises. Section 6 of the Eleventh Amendment is incorporated herein by reference; provided that Sublandlord agrees to exercise such rights to substitute the Subleased Premises only to the extent that the Master Landlord substitutes the Master Premises under the Master Lease.
(ab)Certified Access Specialist Disclosure. Section 8 of the Twelfth Amendment is incorporated herein by reference.
(ac)Miscellaneous. Sections 33, 34, 35, 37, 39 and 44 of the Master Lease are incorporated herein by reference.
Except as set forth above, the provisions of the Master Lease and the Amendments thereto are not incorporated into this Sublease. Subtenant shall have no right to any extension, renewal or expansion rights (including rights of first offer) of Sublandlord under the Master Lease. Neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease; (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations (provided Subtenant is not in default hereunder)); or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant respectively.
Sublandlord shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in “Landlord” under the Master Lease. Sublandlord will not amend, alter or modify any of the provisions of the Master Lease which may result in an increase in Subtenant’s obligations or a decrease in Subtenant’s rights under this Sublease, or surrender or terminate the Master Lease without, in each instance, Subtenant’s consent in Subtenant’s sole and absolute discretion.
8.2Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the provisions of the Master Lease. Moreover, during the Term of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord covenants and obligations under the Master Lease, subject to

Sublandlord’s obligations which accrued prior to the date of this Sublease and as otherwise expressly set forth herein. Notwithstanding anything to the contrary in this Sublease and without limiting the generality of the foregoing two (2) sentences, Sublandlord shall not be obligated (a) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (b) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (c) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, (d) to comply with any insurance provisions of the Master Lease with which Master Landlord has agreed in the Master Lease to comply, or (e) to take any action with respect to the operation, administration or control of the Complex or any of the Common Areas that Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant and for a period of time not to exceed thirty (30) days, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, further however: (1) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 8.2 and (2) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease. If Sublandlord shall be entitled to any abatement of rent by reason of any failure on the part of Master Landlord to perform its obligations or to provide services to the Subleased Premises, Subtenant shall be entitled to an abatement of rent payable to Sublandlord to the extent such abatement is actually made. As long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Subleased Premises, to the benefit of Master Landlord’s obligations and agreements under the Master Lease to furnish utilities and other services to the Subleased Premises and to repair and maintain the common areas, roof, building systems and all other obligations of Master Landlord under the Master Lease.
9.Indemnity. Subtenant shall indemnify Sublandlord, its officers, directors, shareholders, agents and employees (collectively “Sublandlord’s Indemnified Parties”) against, and hold Sublandlord, and Sublandlord’s Indemnified Parties harmless from, any and all demands, claims, causes of action, fines, penalties, damages (excluding all consequential damages, except for any consequential damages incurred by Master Landlord which may be asserted against Sublandlord), losses, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred in connection with, or arising from: (a) the use or occupancy of the Subleased Premises by Subtenant or any persons claiming under Subtenant; (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Subleased Premises; (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person as it relates to this Sublease or the Subleased Premises; (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant, or provision of this Sublease or any law, ordinance, or governmental requirement of any kind for which the Subtenant is obligated to comply under this Sublease; (e) any injury or damage to the person, property or business of Sublandlord, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Subleased Premises; and (f) Subtenant’s failure to comply with the surrender provisions of this Sublease at the expiration or earlier termination of the Term, except to the extent any of the foregoing in clauses (a) through (f) above results from the actions or omissions of Sublandlord or any Sublandlord’s Indemnified Parties. If any action or proceeding is brought against Sublandlord, or any Sublandlord’s Indemnified Parties by reason of any such claim, Subtenant, upon notice from Sublandlord, shall defend the claim at Subtenant’s expense with counsel reasonably satisfactory to Sublandlord.
Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Master Lease unless attributable to any act or omission of or any default under this Sublease or the Master Lease by Subtenant, its agents, employees, contractors, invitees or anyone claiming by, through or under Subtenant (collectively, the “Subtenant Parties”), (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Master Landlord under the Master Lease and/or which existed as of the Commencement Date, (iii) any violations of law resulting from such existing conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Master Landlord on Sublandlord as a result of Sublandlord’s default under the Master Lease (unless due to any act or omission of or any default under this Sublease or the Master Lease by any Subtenant Party), and (v) making payment of any sums either to Master Landlord or Sublandlord in satisfaction of any charges accruing under the Master Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior or subsequent to the Term of this Sublease and any holdover.
10.Sublandlord’s Right to Cure Subtenant Default. Upon a default by Subtenant, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All reasonable sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent.
11.Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth in the introductory paragraph of this Sublease, or such other address as the parties may notify each other from time to time, and shall be delivered via the methods set forth in, and shall be deemed given and/or received pursuant to the provisions of, Section 34 of the Master Lease. The parties agree that courtesy copies of any notices shall be sent via email to the email address(es) provided for such party in the introductory paragraph of this Sublease.
12.Time Is of the Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.

13.Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.
14.No Brokers. Sublandlord and Subtenant mutually acknowledge and agree that neither Sublandlord and Subtenant have had any dealings with any real estate brokers or agents in connection with the negotiation of this Sublease Agreement which has resulted in any obligation to pay a leasing commission. Subtenant shall not be responsible for any Broker Fees for which Master Landlord or Sublandlord have responsibility under the Master Lease.
15.Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. Electronically transmitted signatures shall be deemed originals.
16.Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreement or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.
17.Interpretation. The title and section headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to sections and subsections are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.
18.Authority. Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in the State of California and that Subtenant has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants that Sublandlord has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Sublandlord is authorized to do so.
19.OFAC. Subtenant, and all beneficial owners of Subtenant, are currently (a) in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Sublease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

20.Warranties. Sublandlord represents and warrants to Subtenant that (i) a true, correct and complete copy of the Master Lease (excluding redacted terms not relevant to Subtenant) is attached hereto as Exhibit A, (ii) the Master Lease is in full force and effect, (iii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Master Lease, (iv) Sublandlord has not received any notice of default under the Master Lease, and (v) to the best of Sublandlord’s knowledge, the Master Landlord is not in default under the Master Lease.
21.Consequential Damages. Notwithstanding any provision of this Sublease to the contrary, in no event shall Sublandlord or Subtenant be liable hereunder or under the Master Lease for any consequential, special or indirect damages or damages in the nature of lost profits; provided, however, that this waiver of consequential damages shall not apply with respect to liabilities of Subtenant relating to either (a) a holdover by Subtenant, or (b) any violation of environmental requirements of the Sublease or the Master Lease, or any environmental liabilities or violations of environmental laws for which Subtenant is otherwise liable.
[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

SONIM TECHNOLOGIES, INC.		RESONANT, INC.

By:	/s/ Robert Tirva	By:	/s/ Martin S. McDermut
	Name: Robert Tirva		Name: Martin S. McDermut
	Title: President, CFO and COO		Title: Chief Financial Officer
[Signature Page to Sublease]

EXHIBITS
The following Exhibits to the Sublease Agreement have been omitted from this filing:
Exhibit A -- Master Lease Agreement
Exhibit B -- Subleased Premises
Exhibits